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                    24.1 TO POST EFFECTIVE AMENDMENT NO.3





                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the use of our report, dated February 17, 1995 (May 19, 1995, as to the last paragraph of Note 2), and to the reference to our Firm under the captions "Selected Financial Data" and "Experts" included in or made a part of the Amendment No. 4 to the Registration Statement on Form S-11 of American Church Mortgage Company, filed on September 6, 1996, and the Prospectus contained therein.





                                    McGLADREY & PULLEN, LLP





Minneapolis, Minnesota
September 6, 1996